EXHIBIT 10.4

                                      Lease             Research & Information
                                                              Systems
                              Rent & Maintenance
                            Bull Contract Booklet 1996

                                                       N#AMZE/ AJL0229/ 1996
                                                 Client Code    Number    Year

Opening   Social Denomination:  Twinsys-Dataguard
          Capital/Social From   SA 250 0008
          Social Seat           Tour Mirabeau
          39, quai Andre Citroen 75015 Paris

Represented by- M. Roland ESNIS
Title- Director General
                             Hereafter referred to as the "Client", first part

and        Bull SA-Societe Anonyme au capital de 1073048000F.-RCS Versailles
           B 642 058 739 Social Seat  68 Rue de Versailles- 78430 Louveciennes

Represented by- M. Alain LAPIERRE
Title- Commercial Engineer
                              Hereafter referred to as "Bull", other part

it is agreed that the following:
The conditions represented in the 1996 Bull contract booklet, which have been read and accepted by the client:
- Bull read by the client, who accepts the equipment designated and present in the Honorable Order for a minimum initial period of 24 months,
- Bull concedes that the client who accepts the initial and non-transferable and non-exclusive use of the software designated and present in the Honorable Order for the duration of the physical lease,
- Bull procures from the client, who accepts the client's service for the products designed and present in the ratified agreement for the duration of the lease and the mentioned products.

The stipulations present in the Bull contract booklet are fulfilled by the following special conditions accepted by the client:
A. The equipment designated and present in the ratified agreement are at the disposition of the client for the duration indicated and present in the ratified agreement remains the exclusive property of Bull; the client may not cede it, sublet, take or give in guarantee or in any other manner;
B. The client maintains in good condition all property mentioned and carried under equipment;
C. The client continues to use the equipment in conformity with the conditions of use and sees to its' preservation with all required diligence;
******************************************************************************


Made by (signature) /s/Roland Esnis Twinsys Dataguard     the 7th March, 1996
Made by (signature) /s/ M. Alain Lapierre Bull SA the 7th March, 1996 (*)Signifying the name and title of the signataries, made precedent by the signed mention " Read and Approved"
The two copies sent March 7, 1996, are to be returned to Bull, SA to the attention of (name & address)
Alain LaPierre 4C15 Bull Louveciennes
A copy will be returned to the client after signing by a representative of Bull, SA.
******************************************************************************
D. Bull renounces any assurances made and all recourse against the client for the destruction or loss of the equipment present in the ratified agreement, or the damages inflicted to the equipment subject to the damages or losses resulting from displacement, modification, or in connection with other equipment effected in agreement with Bull. The utilization of furnishings or informational supports not furnished by Bull and non-conforming with Bull's standards, or the direct or indirect effects of explosions, the disengagement of heat, flooding, the effects of the trans-mutation of an atomic nucleus or radioactivity;
E. Client agrees by contract to assume as surety for all damage to equipment not covered by Bull in accordance with the terms of the articles below.

The given Honorable Order must be returned by the client signed and without modification no later than 15 days after reception. By default, Bull cannot guarantee responsibility for the products ( delays, opening dates, costs).

Clause Attesting Competence
All difficulties relating to the application of the present contract will be subject to the decision of an out of court agreement/ hearing by the tribunals in Paris where the parties prove territorial competence, where testimony will be given in lieu of an oath, where the defendant resides. Each clause of the agreement, by expressed agreement of the parties, applies in each instance referred to.





Quantity      Lot       Lot Designation
  1         Lot #1      Rental- outside maintenance
           Product                                    Price     Monthly
Quantity   References   Designation                   Units     Installments
1
1           CLU 8501    Cooling of water
4
1
1
1
1                                           * see special clauses
                    INSTALLMENT: Week eleven is under reserve by signature no later than March 7, 1996 (in exception to DCPC002 for which the extension is 10 weeks)

Quantity     Lot          Lot Designation
  1         Lot #2          Maintenance
            Product                                Price        Monthly
Quantity    References      Designation            Units        Installments
1

                    (4);=V= Wind L=location/lease     M=Maintenance
Redistribution of lease- maintenance- see special conditions



Special Conditions- Addresses
The general conditions of the lease-maintenance contract are modified as follows:
Contractual duration for 36 months for rental maintenance
Maintenance:
As an exception, Bull agrees that, in the case of annual revision in accord of protocol with the outline agreement for maintenance between Twinsys-Dataguard and Bull (maturity 7/31), the new conditions of protocol are applied retroactively towards the maintenance of equipment objects of the 36 month rental contract.

If a system is not able to be maintained under the assembled outline, Twinsys-Dataguard under the first special condition, in actuality, against protocol, be maintained by Bull, so that the special condition of the offered contract will be under Bull's maintenance.

Conditions of Payment
-The first nine monthly fees of the rental/maintenance agreement are increased
 each   (See document) 336 143 FHT. The 27 following monthly fees are raised each 336 143.
-Payment to be made before the 10th of each month by an automatic withdrawal. -Twinsys-Dataguard engages in paying Bull a guaranteed deposit, signing the present contract a sum to be forfeited equivalent to three months rent of the rental mentioned in the agreement. Each sum will be considered definitive agreement that Bull, in the case of non-payment by Twinsys-Dataguard of fees due in the execution of the maintenance contract in the event of sums to be paid.

Termination of the Contract
Bull may, at liberty, end all or part of the rental-maintenance contract and other rights falling under the product and otherwise report to a financial organization who will be notified as regards the client of the condition of the financial agreement.

The client accepts the present expression and without reservation the eventual closure below and the resulting release of Bull. The client pays Bull in advance by formal completion according to article 1690 of the Civil Code and recognizes that by the end of the lease he will be fully opposable by the completion of the following formalities, at Bull's choice:
-Signing an agreement electing to end the agreement, or -Simple notification of termination made by letter to recommend by demand notice of receipt.
The client engages in signing if needed, at the request of Bull or the financial administrator, all other documents necessary for legal regulations and administrative operation. The client agrees equally, that he will have knowledge of the termination of the lease by one of the methods below: to settle, with the financial administrator, all sums due in pursuance of the rental agreement without bringing about compensation and any deductions whatever.

Special Conditions/Addressments
It is understood between the parties that Bull, may, after the termination of the present contract, intervene by agent for the execution and collection of rentals due by right under the present lease agreement.

In the event of a termination brought about by the conditions below, and estimated accounts called by the judgement of the financial officer, it will not be necessary to have interdependence or indivisibility between the rental agreement and other contracts signed by the client with other suppliers. As a result the client renounces all recourse against the financial agency and will invest profitably the rights directly close to the suppliers in case of litigation affecting these contracts and namely, the guarantee, the maintenance of equipment, and/or the support of the software.

Modification of the Rental Agreement
At all times, Twinsys-Dataguard may demand from Bull a statement of sale and maintenance of equipment under contract at the location for 36 months, for as much as Bull has custody/guardianship under the rental agreement.